DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

[_]       Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT NOTICE

BNY MELLON ALCENTRA GLOBAL MULTI-STRATEGY CREDIT FUND, INC.

c/o BNY Mellon Investment Adviser, Inc.

Dear Shareholder:

We have tried unsuccessfully to contact you regarding a very important matter concerning your investment in the BNY MELLON ALCENTRA GLOBAL MULTI-STRATEGY CREDIT FUND, INC. (the "Fund") that you hold through your financial intermediary. We are sorry to inconvenience you, but we are required to seek your approval on a new sub-investment advisory agreement with Alcentra NY, LLC ("Alcentra NY").. Shareholder approval of the new agreement is necessary to ensure that Alcentra NY can continue to serve as the Fund's sub-adviser and provide uninterrupted day-to-day portfolio management services to the Fund. Unless a sufficient number of votes are obtained to approve the new sub-investment advisory agreement, Alcentra NY cannot continue to provide sub-advisory services for the Fund. With the deadline to vote fast-approaching on November 16th, 2022, we are seeking your input with respect to this very important operating initiative for the Fund.

It is very important that we hear from you regarding your vote. Please call the Fund's proxy solicitor, AST Fund Solutions, LLC, toll-free at (877) 361-7968 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday.

PLEASE VOTE. Utilize one of the convenient options listed here:

VOICE YOUR SAY ON THIS MATTER NOW.

1.       BY PHONE. You may cast your vote by telephone by calling the toll-free number listed on the enclosed proxy card and following the prerecorded information, or 1-877-361-7968 to cast your vote with a live proxy specialist, quickly and easily.

2.       INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.       VIA MAIL. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

For further information about the adjourned shareholder meeting, the proposal and how to vote or to obtain a copy of the Proxy Statement, you can go to https://im.bnymellon.com/us/en/individual/resources/proxy-materials.jsp or reach us at 877-361-7968 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday and Saturday 10:00 a.m. to 6 p.m., Eastern Time.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

Sincerely,

/s/ David DiPetrillo

David DiPetrillo

President

BNY Mellon Family of Funds

OFFICIAL BUSINESS_ This document relates to an investment you own in the BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. through your financial intermediary and your rights as a shareholder of the Fund to vote on the proposal. We previously sent you proxy materials related to the proposal and are requesting that you please vote. Thank you.